________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _______________________

                                    FORM 8-K

                             _______________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2009 (March 4, 2009)

                               VERINT SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                  0-49790                   11-3200514
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
     of Incorporation)                                     Identification No.)

        330 South Service Road, Melville, New York                 11747
          (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (631) 962-9600

                                      None
          (Former Name or Former Address, if Changed Since Last Report)

                             _______________________


     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02  Unregistered Sales of Equity Securities.

     The information contained in Section 8.01 below is incorporated herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The information contained in Section 8.01 below under the heading "Officer Equity Awards" is incorporated herein.

Item 8.01  Other Events.

Officer Equity Awards
---------------------

     On March 4, 2009, the Stock Option Committee (the "Stock Option Committee") of the Board of Directors (the "Board") of Verint Systems Inc. (the "Company") approved the grant of time-based and performance-based restricted stock units to Dan Bodner, the Company's Chief Executive Officer and a member of the Board, and Douglas Robinson, the Company's Chief Financial Officer, as described below and pursuant to the terms of the Company's Stock Incentive Compensation Plan and current forms of applicable equity award agreements. Mr. Bodner was granted 93,750 time-based restricted stock units and 93,750 performance-based restricted stock units (assuming achievement of performance at target). Mr. Robinson was granted 33,835 time-based restricted stock units and 33,835 performance-based restricted stock units (assuming achievement of performance at target). The grants were made in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), in reliance on Regulation D promulgated thereunder.

     The time-based restricted stock units vest 1/3 on April 12, 2010, 1/3 on April 12, 2011 and 1/3 on April 12, 2012. The performance-based restricted stock units vest 1/3 upon the Stock Option Committee's determination of the achievement of certain revenue targets as described in the applicable award agreements and established by the Stock Option Committee (the "Revenue Targets") for the period from February 1, 2009 through January 31, 2010 (the "Fiscal 2009 Period"), 1/3 upon the determination of the achievement of the applicable Revenue Target for the period from February 1, 2010 through January 31, 2011, and 1/3 upon the determination of the achievement of the applicable Revenue Target for the period from February 1, 2011 through January 31, 2012. Under the terms of the performance award agreements, Messrs. Bodner and Robinson are eligible to earn between 0% and 200% of the target number of performance shares described above based on the Company's performance against the Revenue Targets in each year over the three year period from February 1, 2009 through January 31, 2012. The vesting of the foregoing awards is not subject to conditions relating to the Company being current with its Securities Exchange Commission filings, being relisted on the Nasdaq (or a comparable national exchange), or having available additional shareholder-approved plan capacity under one or more of its equity incentive plans.

Employee Equity Awards
----------------------

     In addition to the awards described above, on March 4, 2009, the Stock Option Committee granted various time-based and performance-based equity awards representing an aggregate of approximately 1 million shares of the Company's common stock to approximately 275 employees in the United States and elsewhere throughout the world. The grants were made in transactions exempt from the registration requirements of the 1933 Act (i) to grantees who were accredited investors in reliance on Regulation D promulgated under the 1933 Act and (ii) to all other grantees in reliance on the application of the no-sale theory.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Verint Systems Inc.

Date: March 10, 2009

                                        By: /s/ Peter Fante
                                            ------------------------------------
                                        Name:  Peter Fante
                                        Title: Chief Legal Officer